Exhibit 99.1

PR Contact: Laurie Schalow (303) 222-5912 Lschalow@chipotle.com

IR Contact: Coralie Witter
(303) 605-1087
cwitter@chipotle.com

CHIPOTLE ANNOUNCES GROWTH STRATEGIES

FOCUSED ON WINNING TODAY AND CULTIVATING A BETTER

FUTURE

Denver, Colorado – June 27, 2018 – Chipotle Mexican Grill, Inc. (NYSE: CMG) today announced its plans to execute a growth driven turnaround and outlined its path to real performance which includes a clear strategy, strong enabling structure and a new supporting culture. The company shared the following five focus areas to drive sales and transactions on its special investor call:

•	Becoming a more culturally relevant and engaging brand to grow love and loyalty;

•	Digitizing and modernizing the restaurant experience to be more convenient and enjoyable for customers;

•	Running great restaurants with great hospitality and throughput;

•	Being disciplined and focused to enhance the company’s powerful economic model; and

•	Building a great supporting culture as Chipotle innovates and executes across digital, access, menu and the restaurant experience.

“All our efforts will focus on making the brand more engaging, visible, and culturally relevant while our restaurant teams are dedicated to providing an excellent guest experience with great hospitality and real food cooked to perfection. Specifically, this will include three big initiatives – revamping our marketing communications and plans, leveraging our second make line to grow digital sales and expand access, and engaging with our customers by launching a new loyalty program in 2019,” said Brian Niccol, chief executive officer.

The company plans to grow the business by leveraging its strengths of great tasting, classically-cooked food made from real ingredients, its compelling value proposition, strong new restaurant unit economics, and an efficient digitized second make line. By modernizing and digitizing restaurants, customers will have easier access to Chipotle and experience improved order accuracy.

“We believe our digital business has a long runway for growth and ultimately can be a multi-billion-dollar business,” added Niccol.

As part of its growth plan, Chipotle will add excitement around the menu by building a pipeline of delicious menu items that drive new customer visits, are operationally easy to execute, and enhance the ability to drive great throughput. Chipotle is also modernizing its organizational structure by consolidating its work force in two office locations and adding experienced talent in key areas such as marketing, CRM, menu innovation, digital, data analytics and human resources.

“I can easily see a future where Chipotle more than doubles the business to $10 billion in revenue. We will execute flawlessly in our existing restaurants, add more high-performing restaurants, build brand relevance and engagement, expand digital capabilities for team members and customers, and build an organization with top tier talent that can win today and cultivate a better future,” said Niccol.

Expectations are that all of these initiatives across marketing, digital, consumer access, menu, analytics, and operations combined will create a flywheel that can sustainably drive transactions, improve unit economics, accelerate earnings growth and create significant shareholder value.

“While it’s too early to predict the timing and precise impact each of these strategies will have on results, I’m confident that these strategies will lead to higher average unit volumes and margins in the future. We know that the combination of great operations, clever marketing, and pushing further into our digital initiatives can drive near term sales growth,” said Jack Hartung, chief financial officer.

Restructuring Charges

The restructuring to execute on the strategy will require changes to the organization and to the culture, which will result in non-recurring charges during the second quarter, and over the next several quarters. These non-recurring costs primarily relate to the moving of offices, the restructuring of the organization, and closing underperforming restaurants. In aggregate, Chipotle expects these costs, together with a small amount of other unusual items, to be in the range of $115 million to $135 million.

Chipotle plans to release second quarter results after the market closes on July 26, 2018.

About Chipotle

Chipotle Mexican Grill, Inc. (NYSE: CMG) is cultivating a better world by serving responsibly sourced, classically-cooked, real food with wholesome ingredients without added colors, flavors or other additives. Chipotle has more than 2,400 restaurants as of March 31, 2018 in the United States, Canada, the United Kingdom, France and Germany and is the only restaurant company of its size that owns and operates all its restaurants. With more than 70,000 employees passionate about providing a great guest experience, Chipotle is a longtime leader and innovator in the food industry. Chipotle is committed to making its food more accessible to everyone while continuing to be a brand with a demonstrated purpose as it leads the way in digital, technology and sustainable business practices. Steve Ells, founder and executive chairman, first opened Chipotle starting with a single restaurant in Denver, Colorado in 1993. For more information or to place an order online, visit www.Chipotle.com.

Forward-Looking Statements

Certain statements in this press release, including statements regarding sales and transactions growth, Chipotle’s economic model, and strategic initiatives and their potential impact on Chipotle’s business and financial results, as well as projections of expected restructuring and impairment costs, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We use words such as “anticipate”, “believe”, “could”, “plan”, “estimate”, “expect”, “intend”, “may”, “predict”, “project”, “target”, and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements in this press release are based on information available to us as of the date any such statements are made and we assume no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the following: the uncertainty of our ability to achieve expected levels of comparable restaurant sales due to factors such as changes in consumers’ perceptions of our brand, including as a result of actual or rumored food-borne illness incidents or other negative publicity, the impact of competition, including from sources outside the restaurant industry, decreased overall consumer spending, or our possible inability to increase menu prices or realize the benefits of menu price increases; the risk of food-borne illnesses and other health concerns about our food or dining out generally; factors that could affect our ability to achieve and manage our planned expansion, such as the availability of a sufficient number of suitable new restaurant sites and the availability of qualified employees; risks related to substantial turnover in the ranks of our corporate support teams as a result of the recently-announced restructuring activities; the performance of new restaurants and their impact on existing restaurant sales; the potential for increased labor costs or difficulty training and retaining qualified employees, including as a result of market pressures, enhanced food safety procedures in our restaurants, or new regulatory requirements; increases in the cost of food ingredients and other key supplies or higher food costs due to changes in supply chain protocols; risks related to our marketing and advertising strategies, which may not be successful and may expose us to liabilities; supply chain risks; risks relating to our expansion into new markets, including outside the U.S., or non-traditional restaurant sites; the impact of federal, state or local government regulations relating to our employees, our restaurant design, or the sale of food or alcoholic beverages; risks associated with our Food With Integrity philosophy, including supply shortages and potential liabilities from advertising claims and other marketing activities related to Food With Integrity; security risks associated with the acceptance of electronic payment cards or electronic storage and processing of confidential customer or employee information; risks relating to litigation, including possible governmental actions related to food-borne illness incidents, as well as class action litigation regarding employment laws, advertising claims or other matters; risks relating to our insurance coverage and self-insurance; risks regarding our ability to protect our brand and reputation; risks associated with our reliance on certain information technology systems; risks related to our ability to effectively manage our growth; risks associated with our recent leadership changes and our dependence on key personnel; and other risk factors described from time to time in our SEC reports, including our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, all of which are available on the investor relations page of our website at ir.Chipotle.com.